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Exhibit 1.1

                       Electronic Data Systems Corporation

            Zero-Coupon Convertible Senior Notes Due October 10, 2021

                             Underwriting Agreement

                                                              New York, New York
                                                                 October 4, 2001

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010

Salomon Smith Barney Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

         Electronic Data Systems Corporation, a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters") for whom you (the "Representatives") are acting as representatives, the respective principal amounts at maturity set forth in Schedule II hereto of its $962,300,000 aggregate principal amount at maturity of Zero-Coupon Convertible Senior Notes Due October 10, 2021 (the "Initial Securities"). The Company also proposes to grant to the several Underwriters an option to purchase up to an additional $38,456,000 aggregate principal amount at maturity of such Zero-Coupon Convertible Senior Notes Due October 10, 2021 to cover over-allotments, if any (the "Option Securities" and, together with the Initial Securities, the "Securities"). The Securities will be issued pursuant to the Indenture, dated as of August 12, 1996 (the "Base Indenture"), between the Company and The Chase Manhattan Bank (formerly Chase Bank of Texas, National Association and Texas Commerce Bank, National Association), as trustee (the "Trustee"), as amended and supplemented by the Third Supplemental Indenture, to be dated as of October 10, 2001, between the Company and the Trustee (the "Third Supplemental Indenture," and together with the Base Indenture, the "Indenture").

         To the extent there are no additional parties listed on Schedule II other than you, the term Representatives as used herein shall mean you as the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. As used in this Agreement, the term "Operative Documents" means this Agreement, the Indenture and the Securities.

         The Securities will be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), in accordance with the terms of the Securities and the Indenture, at the initial conversion rate specified in Schedule I hereto. Upon the second,

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third, fifth, tenth and fifteenth anniversaries of the initial issuance date of the Securities, each holder of Securities may require the Company to purchase such Securities for a price to be paid, in respect of purchases on the second anniversary, in cash and, in respect of purchases on subsequent anniversaries, at the Company's option, in cash or (subject to certain limitations) shares of Common Stock or any combination thereof, at a purchase price equal to the issue price of the Securities plus the accrued original issue discount to, but excluding, the date of such purchase. If prior to such date of purchase the Securities have been converted to semi-annual cash pay notes following the occurrence of a Tax Event (as defined in the Indenture), such purchase price will be equal to the Restated Principal Amount (as defined in the Indenture) plus accrued and unpaid interest from the date of such conversion (or the most recent date to which interest has been paid or duly provided) to, but excluding, such date of purchase. Upon each Fundamental Change (as defined in the Indenture) occurring prior to the second anniversary of the initial issuance date of the Securities, each holder of Securities may require the Company to purchase such holder's Securities, for a purchase price to be paid in cash in an amount equal to the issue price of the Securities plus the accrued original issue discount to, but excluding, the date of such purchase. If prior to such date of purchase the Securities have been converted to semi-annual cash pay notes following the occurrence of a Tax Event, the Company will be required to purchase such Securities at a purchase price equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion (or the most recent date to which interest has been paid or duly provided) to, but excluding, such date of purchase.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration Statement No. 333-62442) for the registration of certain securities, including the Securities and the shares of Common Stock issuable upon conversion thereof, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, in the form in which it became effective, including the exhibits and schedules thereto, if any, is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Final Prospectus", provided, however, that all references to the "Registration
             --------  -------
Statement" and the "Final Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution and delivery of this Agreement; and provided, further, that if the Company files a registration
                    --------  -------
statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness but prior to the execution and delivery of this Agreement.

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           All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, any preliminary prospectus or the Final Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Final Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is incorporated by reference in the Registration Statement, such preliminary prospectus or the Final Prospectus, as the case may be.

           It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

           SECTION 1. Representations and Warranties by the Company. The Company
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represents and warrants to, and agrees with, each Underwriter as of the date hereof, as of the Closing Time and as of each Date of Delivery (if any) referred to below, as follows:

              (a) The Company meets the requirements for the use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

              At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Final Prospectus nor any amendments or supplements thereto, at the time the Final Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to
     (i) statements in or omissions from the Registration Statement or Final Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Final Prospectus or (ii) that part of the

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         Registration Statement which shall constitute the Statement of
         Eligibility (Form T-1) under the 1939 Act of the Trustee.

              Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Final Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Final Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Final Prospectus, at the time the Registration Statement became effective, at the time the Final Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              (c) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"), from that set forth in the Final Prospectus (exclusive of any amendments or supplements thereto) subsequent to the date of this Agreement.

              (d) The Company and each "significant subsidiary" of the Company, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act (each, a "Significant Subsidiary"), have been duly incorporated or organized, are validly existing as corporations or limited liability companies, as the case may be, in good standing under the laws of the jurisdictions of their incorporation or organization, have the corporate or limited liability company power and authority to own their respective properties and to conduct their respective businesses as currently conducted and are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

              (e) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of capital stock have been duly and validly authorized and issued and are fully paid and nonassessable; the outstanding shares of capital stock or other interests of the Significant

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         Subsidiaries held by the Company, directly or indirectly through other subsidiaries, have been duly and validly authorized and issued and, if applicable, are fully paid and non-assessable, and are owned of record by the Company or a subsidiary free and clear of any security interest, claim, lien or encumbrance.

              (f) This Agreement has been duly authorized, executed and delivered by the Company.

              (g) The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Final Prospectus.

              (h) The Securities have been duly authorized by the Company and, when executed and delivered by the Company and authenticated, issued and delivered in the manner provided for in the Indenture, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and will conform in all material respects to the description thereof in the Final Prospectus. The Securities will be in the form contemplated by the Indenture and each registered holder thereof will be entitled to the benefits of the Indenture.

              (i) Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock in accordance with the terms of the Securities and the Indenture. The shares of Common Stock issuable upon such conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable. The shares of Common Stock issuable at the Company's option upon purchase of the Securities at the option of the holder thereof will have been, prior to the issuance thereof, duly authorized by all necessary corporate action, and such shares, if and when issued in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable. No holder of Common Stock will be subject to personal liability by reason of being such a holder, and the issuance of such shares upon such conversion or purchases will not be subject to the preemptive or other similar rights of any security holder of the Company.

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               (j) None of the Company and the subsidiaries is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will be an "investment company" as defined in the Investment Company Act of 1940, as amended.

               (k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the other Operative Documents, except such as have been obtained under the 1933 Act, the 1939 Act or otherwise and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

               (l) None of the issuance and sale of the Securities pursuant hereto, the issuance and sale of the shares of Common Stock issuable upon the conversion of the Securities, the execution and delivery by the Company of, and performance by the Company of its obligations under, the Operative Documents and the use of proceeds in accordance with the "Use of Proceeds"
     section in the Final Prospectus, will conflict with, result in a breach or violation of or constitute a default under (i) the charter or by-laws (or other similar documents) of the Company or any subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any subsidiary is a party or is bound or to which their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any subsidiary or any of their properties, except in the cases of clauses (ii) and (iii) above for any such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

               (m) Except for United States Trust Company, as trustee for the GM Hourly Employees Pension Plan, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

               (n) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement).

               (o) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Final Prospectus and are not so described (or a description of which is not incorporated therein by reference); and there is no contract or other document that is required to be described in the Registration Statement or the Final Prospectus or to be filed or incorporated by reference as an exhibit to the Registration Statement that is not described, filed or incorporated as required.

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               (p) Except as set forth in the Final Prospectus (exclusive of any supplement thereto), neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws (or other similar document), (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the cases of clauses (ii) and (iii) above for any such violation or default that would not result in a Material Adverse Effect.

               (q) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations.

               (r) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

        SECTION 2. Sale and Delivery to Underwriters; Closing.
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               (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule I, the principal amount at maturity of Initial Securities set forth in Schedule II opposite the name of such Underwriter, plus any additional principal amount at maturity of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 7 hereof.

               (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase the Option Securities (in multiples of $1000 principal amount at maturity) at the

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     price set forth in Schedule I plus accrued original issue discount, if any, from the Closing Time, as hereinafter defined, to the Date of Delivery, as hereinafter defined. The option hereby granted will expire 13 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total amount of Option Securities then being purchased which the principal amount at maturity of Initial Securities set forth in Schedule II opposite the name of such Underwriter bears to the total principal amount at maturity of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional securities.

               (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section
     7), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

               In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

               Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Delivery of the Securities shall be made through the facilities of The Depositary Trust Company unless the Representatives shall otherwise instruct.

               (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in global form and shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The global certificates for the Initial Securities and the

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     Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3. Agreements.  The Company agrees with the several
                     ----------
Underwriters that:

               (a) The Company will use its best efforts to cause the Registration Statement to remain effective, and any amendment thereof if not effective at the date hereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or the Final Prospectus or any amendment or supplement thereto or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement or document to which you reasonably object. Subject to the foregoing sentence, if filing of the Final Prospectus is required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and
     (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the 1933 Act or 1933 Act Regulations, the Company promptly will
     (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this
     Section 3, an amendment or supplement that will correct such statement or omission or effect such compliance; and

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     (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

               (c) The Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of
     Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act as soon as practicable but in no event later than 45 days after the end of the 12-month period (or 90 days after the end of the 12-month period if such period is a fiscal year) commencing on the first day of the fiscal quarter of the Company commencing after the effective date of the Registration Statement, which statement shall cover said 12-month period.

               (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of each preliminary prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

               (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

               (f) During the period of forty-five (45) days from the date of this Agreement, the Company will not, without the prior written consent of the Representatives, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any shares of Common Stock or any security convertible into or exercisable or exchangeable for or repayable with shares of Common Stock; or (B) directly or indirectly, enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic equivalent of ownership of any shares of Common Stock, any security convertible into or exercisable or exchangeable for or repayable with shares of Common Stock whether any such swap or transaction is to be settled by delivery of Securities, shares of Common Stock or other securities, in case or otherwise. The foregoing sentence shall not affect the ability of the Company to take any action (i) in connection with any employee or director benefit, dividend reinvestment and stock option or stock purchase plans or shareholder investment plans of the Company or its subsidiaries; (ii) in connection with the offering of the Securities issued pursuant to this Agreement; (iii) in connection with any securities issued pursuant to or sold in connection with any securities of the Company or its subsidiaries, outstanding as of the date hereof, that are convertible into or exercisable or exchangeable for or repayable with any securities of the Company and its subsidiaries; (iv) upon exercise of stock options; or (v) to comply with contractual obligations to issue

     Common Stock as consideration in connection with acquisitions by the Company or its subsidiaries announced prior to the date hereof.

               (g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (h) The Company shall take all reasonable action necessary to enable Standard & Poor's Rating Services, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

               (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Final Prospectus and each amendment or supplement to any of them; (ii) the printing or reproduction and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Final Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing or reproduction and delivery of this Agreement, the Indenture, any blue sky memorandum and all other agreements or documents printed or reproduced and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters (up to a maximum of $5,000) relating to such registration and qualification); (vi) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings (up to a maximum of $5,000); (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (viii) the cost and charges of the Trustee, (ix) any fees payable to rating agencies in connection with the rating of the Securities and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

               (j) The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy its obligations to issue shares of Common Stock upon conversion of the Securities.

          SECTION 4. Conditions to the Obligations of the Underwriters. The
          ------------------------------------------------------------
obligations of the Underwriters to purchase the Initial Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the

Company contained herein as of the date hereof, the Closing Time and any Date of Delivery pursuant to Section 2 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) Since the time of execution of this Agreement, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933
          Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

               (b) The Company shall have requested and caused Baker Botts L.L.P., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Time and addressed to the Underwriters, to the effect that:

                   (i) This Agreement has been duly authorized, executed and delivered by the Company;

                   (ii) The Indenture has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

                   (iii) The Securities are in the form contemplated by the
               Indenture, have been duly issued and authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when duly authenticated in the manner provided for in the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture;

                   (iv) The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance by the Company and, when issued and delivered by the Company upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities pursuant to the Company's Certificate of Incorporation or the General Corporation Law of the State of Delaware;

                   (v)   The Indenture has been qualified under the 1939 Act;

                   (vi) The statements included in the Final Prospectus under the captions "Description of the Notes", "Description of Debt Securities" and "Description of Capital Stock", to the extent that they purport to summarize provisions of the Indenture, the Securities and the Company's charter and by-laws or legal matters, fairly summarize, in all material respects, such provisions or matters;

                   (vii) To the extent that the statements in the Final Prospectus under the caption "Certain United States Federal Income Tax Consequences" purport to describe specific provisions of the Internal Revenue Code or legal matters, such statements fairly present, in all material respects, an accurate summary of such provisions or matters;

                   (viii) The Registration Statement has become effective under the 1933 Act; any required filing of the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement and the Final Prospectus (other than (A) the financial statements (including the notes thereto and the auditors' reports thereon) included therein, (B) the other financial data contained therein and (C) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the 1933 Act and 1933 Act Regulations;

                   (ix) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be, an "investment company" required to be registered under the Investment Company Act of 1940, as amended; and

                   (x) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be made or obtained by the Company pursuant to the General Corporation Law of the State of Delaware or the laws, rules or regulations of the State of New York or of the United States of America in connection with the transactions contemplated herein and in the other Operative Documents, except such as have been made obtained under the 1933 Act, the 1934 Act, the 1939 Act or otherwise and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters (about which such counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained.

          The foregoing opinions as to enforceability and the legal, valid and binding nature of obligations may be subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware or the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) unless otherwise indicated include any supplements thereto at the Closing Time.

          Furthermore, following the opinion paragraphs, such counsel shall state the following:

               "We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and the Final Prospectus and related matters were discussed. Although we did not independently verify, are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Final Prospectus (except to the extent stated in paragraphs (vi) and (vii) above), we advise you that, on the basis of the foregoing (relying as to materiality as to matters of fact in part upon officers and other representatives of the Company), no facts have come to our attention which lead us to believe that the Registration Statement (other than (A) the financial statements (including the notes thereto and the auditors' reports thereon) included therein, (B) the other financial data contained therein and (C) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee, as to which we have not been asked to comment), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus (other than (A) the financial statements (including the notes thereto and the auditors' reports thereon) included therein and (B) the other financial data contained therein, as to which we have not been asked to comment), as of the issue date and at the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading."

               (c) The Company shall have furnished to the Representatives the opinion of D. Gilbert Friedlander, Esq., General Counsel of the Company, dated the Closing Time and addressed to the Underwriters, to the effect that:

                   (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus and to enter into and perform its obligations under, and as contemplated by, the Operative Documents and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                   (ii) All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

                   (iii) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus;

                   (iv) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

                   (v) None of the issuance and sale of the Securities pursuant hereto, the issuance and delivery of the Common Stock upon conversion of the Securities, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Operative Documents will conflict with, result in a breach or violation of or constitute a default under
               (i) the charter or by-laws of the Company, (ii) to the knowledge of such counsel, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or is bound or to which its or their property is subject, or (iii) to the knowledge of such counsel, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties, except, in the cases of clauses
                    (ii) and (iii) above, for any such conflict, breach, violation or default which would not have a Material Adverse Effect; and

                         (vi) To the knowledge of such counsel, except for
                    United States Trust Company, as trustee for the GM Hourly Employees Pension Plan, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived with respect to the offering of the Securities.

               Furthermore, following the opinion paragraphs, such counsel shall state the following:

                    "In addition, I and members of my legal staff have
               participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and you at which the contents of the Registration Statement and the Final Prospectus, the documents incorporated by reference in the Registration Statement and related matters were discussed. Although I am not passing upon and do not assume any responsibility for the accuracy, completeness of fairness of the statements contained in the Registration Statement or the Final Prospectus and have made no independent check or verification thereof other than as specified in this opinion, on the basis of the foregoing, (A) I am of the opinion that each document, if any, filed pursuant to the 1934 Act and incorporated by reference in the Final Prospectus (except for financial statements and schedules and other financial information included therein as to which I express no opinion) complied when so filed as to form in all material respect with the 1934 Act and the applicable rules and regulations of the Commission thereunder, (B) I have not become aware of any fact that leads me to believe that (except for financial statements and schedules and other financial information included therein as to which I express no belief and except for that part of the Registration Statement that constitutes the Form T-1) each part of the Registration Statement (including documents incorporated therein by reference), when such part became effective, contained and, as of the date hereof, contains any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) I am of the opinion that the Registration Statement and the Final Prospectus (except for financial statements and schedules and other financial information included therein as to which I express no opinion) comply as to form in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder and (D) I have not become aware of any fact that leads me to believe that (except for financial statements and schedules and other financial information included therein as to which I express no belief) the Final Prospectus as of its date and as of the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading."

               (d) The Representatives shall have received from Shearman & Sterling, counsel for the Underwriters, such opinion or opinions, dated the Closing Time and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto), the Operative Documents and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, any Vice President, the Treasurer or any Assistant Treasurer and the principal financial or accounting officer of the Company, dated the Closing Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                    (i) The representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Time with the same effect as if made on the Closing Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;

                    (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                    (iii) Since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus, there has not occurred any material adverse change, or any development including a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries taken as a whole from that set forth in the Final Prospectus.

               (f) The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

               (g) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the date hereof and at the Closing Time, letters, dated respectively as of the date hereof and as of the Closing Time, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Final Prospectus.

               (h) Prior to the Closing Time, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

               (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificate furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                    (i) A certificate, dated such Date of Delivery, signed by the Chairman of the Board, any Vice President, the Treasurer or any Assistant Treasurer and the principal financial or accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 4(e) hereof remains true and correct as of such Date of Delivery.

                    (ii) The opinion of Baker Botts L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(b) hereof.

                    (iii) The opinion of D. Gilbert Friedlander, Esq., General
               Counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(c).

                    (iv) The opinion of Shearman & Sterling, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(d) hereof.

                    (v) A letter from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 4(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

               If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Time by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

               SECTION 5. Reimbursement of Underwriters' Expenses. If the sale
               --------------------------------------------------
of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 4 hereof is not satisfied, because of any termination pursuant to Section 8(i) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

               SECTION 6. Indemnification and Contribution.
               -------------------------------------------

               (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, partners and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against (i) any and all losses, claims, damages, liabilities and reasonable expenses arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any and all losses, claims, damages, liabilities and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that any such settlement is effected with the written consent of the Company, and (iii) any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing and defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under the preceding clauses (i) or (ii); provided, however, that this indemnity shall not apply to any such losses, claims, damages liabilities or expenses arising out of any such untrue statement or omission or alleged untrue statement or omission that is based upon information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein; and provided that the foregoing indemnity agreement with respect to any preliminary prospectuses shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased Securities, or any person controlling such Underwriter, if it shall be established that a copy of the Final Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, and if the Company had previously furnished copies thereof to such Underwriter in the quantities reasonably requested by such Underwriter. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Final Prospectus or any amendments or supplements thereto. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 6, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing; provided, however, that the omission to notify the indemnifying party shall not relieve the indemnifying party of any liability which it may have to such indemnified party except to the extent that the indemnifying party was materially prejudiced by such failure to notify and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have agreed in writing to pay such fees and expenses, (ii) the indemnifying party shall have failed to take reasonable steps necessary to defend diligently any claim within ten calendar days after receiving written notice from the indemnified party that that indemnified party believes the indemnifying party has failed to take such steps or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred after receipt of adequate documentation thereof. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution could be sought under this
Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement.

          (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribution pursuant to this Section 6 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)  The indemnity and contribution provisions contained in this
Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its directors, partners or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of any payment for any of the Securities.

          SECTION 7. Default by an Underwriter. If one or more of the
          ------------------------------------
Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Default Securities in such amounts may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

               (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in termination of this Agreement or, in the case of a Date of Delivery which is after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

          SECTION 8. Termination. The Representatives may terminate this
          ----------------------
Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if there has occurred any attack on, outbreak of hostilities or escalation thereof or major act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or crisis or any change or development involving a prospective change in United States or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or through the Nasdaq National Market has been suspended or materially limited (other than in accordance with the New York Stock Exchange Rules 80A and 80B or any similar rules of the American Stock Exchange or the Nasdaq National Market System regarding limitations on trading during significant market declines and extraordinary market volatility), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if any major disruption of settlements of securities has occurred, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

          SECTION 9. Representations and Indemnities to Survive. The respective
          -----------------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, partners or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5 and 6 hereof shall survive the termination or cancellation of this Agreement.

          SECTION 10. Notices. All communications hereunder will be in writing
          -------------------
and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Credit Suisse First Boston Corporation,
Attention: Transactions Advisory Group, One Madison Avenue, New York, NY 10010, (Fax No. (212) 325-4296), and to Salomon Smith

Barney, Attention: James Odell, General Counsel, 388 Greenwich Street, 34/th/ Floor, New York, NY 10013, (Fax No. (212) 816-7912), or, if sent to the Company, will be mailed, delivered or telefaxed to General Counsel (Fax No: (972) 605-5610), and confirmed to it at Electronic Data Systems Corporation, 5400 Legacy Drive, Plano Texas 75024-3105, Attention: General Counsel.

          SECTION 11. Successors. This Agreement will inure to the benefit of
          ----------------------
and be binding upon the parties hereto and their respective successors and the officers, directors, partners and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

          SECTION 12. Applicable Law. This Agreement will be governed by and
          --------------------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          SECTION 13. Counterparts. This Agreement may be signed in one or more
          ------------------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          SECTION 14. Headings. The section headings used herein are for
                      --------
convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                            Very truly yours,

                                            ELECTRONIC DATA SYSTEMS CORPORATION

                                            By: /s/ James E. Daley
                                                -----------------------------
                                            Name:  James E. Daley
                                            Title: Executive Vice President
                                                    and Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.

By: Credit Suisse First Boston Corporation

By: /s/ Harry Pinson
    -------------------------
    Authorized Signatory


By: Salomon Smith Barney Inc.


By:  /s/ Edward Wehle
    -------------------------
    Authorized Signatory

                                   SCHEDULE I

                       ELECTRONIC DATA SYSTEMS CORPORATION

     $962,300,000 Zero-Coupon Convertible Senior Notes Due October 10, 2021

          1. The initial offering price per $1,000 principal amount at maturity of the Securities shall be $779.41, which represents a yield to maturity of 1.25% per annum (computed from October 10, 2001 on a semi-annual bond equivalent basis).

          2. The Securities shall be convertible into shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") at an initial rate of 9.7294 shares of Common Stock per $1,000 principal amount at maturity of Securities.

          3. The purchase price to be paid by the Underwriters for the Securities shall be $761.87, being an amount equal to the initial offering price per $1,000 principal amount at maturity of Securities set forth above, less $17.54 per $1,000 principal amount at maturity of Securities.

          4.  Prior to October 10, 2004, the Securities will not be redeemable.

          5. The redemption prices to be supplied on page S-22 of the Final Prospectus and correspondingly in the Indenture shall be:

                                                                   Increase in              Redemption
                                         Issue Price              Accreted Value               Price
                                             (1)                   at 1.25% (2)              (1) + (2)
      Redemption Date
------------------------------      ----------------------    ---------------------    ---------------------
October 10, 2004 ...................       $779.41                  $ 29.69                   $809.10
October 10, 2005 ...................       $779.41                  $ 39.83                   $819.24
October 10, 2006 ...................       $779.41                  $ 50.11                   $829.52
October 10, 2007 ...................       $779.41                  $ 60.51                   $839.92
October 10, 2008 ...................       $779.41                  $ 71.04                   $850.45
October 10, 2009 ...................       $779.41                  $ 81.70                   $861.11
October 10, 2010 ...................       $779.41                  $ 92.50                   $871.91
October 10, 2011 ...................       $779.41                  $103.43                   $882.84
October 10, 2012 ...................       $779.41                  $114.50                   $893.91
October 10, 2013 ...................       $779.41                  $125.71                   $905.12
October 10, 2014 ...................       $779.41                  $137.06                   $916.47
October 10, 2015 ...................       $779.41                  $148.55                   $927.96
October 10, 2016 ...................       $779.41                  $160.19                   $939.60
October 10, 2017 ...................       $779.41                  $171.97                   $951.38
October 10, 2018 ...................       $779.41                  $183.90                   $963.31

                                       I-1

                                                                   Increase in              Redemption
                                         Issue Price              Accreted Value               Price
                                             (1)                   at 1.25% (2)              (1) + (2)
      Redemption Date
------------------------------      ----------------------    ---------------------    ---------------------

October 10, 2019 -------------             $779.41                    $195.98                $ 975.39
October 10, 2020  ------------             $779.41                    $208.21                $ 987.62
At stated maturity -----------             $779.41                    $220.59                $1000.00

          6. The Purchase Dates and Purchase Prices to be supplied on page S-23 of the Final Prospectus and correspondingly in the Indenture shall be:

              Purchase Date                         Purchase Price
              -------------                         --------------
             October 10, 2003                           $799.08
             October 10, 2004                           $809.10
             October 10, 2006                           $829.52
             October 10, 2011                           $882.84
             October 10, 2016                           $939.60

          7. The prices referred to in paragraphs 5 and 6 above are subject to adjustment upon the occurrence of a Tax Event, and the subsequent conversion of the Securities to semi-annual cash pay notes in the manner specified in the Final Prospectus.

          8. The Company will pay contingent cash interest to the holders of the Securities during any six-month period from October 10 to April 9 and from April 10 to October 9, commencing October 10, 2004, if the average of the Note Price (as defined in the Prospectus) for the five trading days ending on the second trading day immediately preceding the relevant six-month period (the "Average Note Price") equals 120% or more of the Accreted Value of such Security on the day immediately preceding the relevant six-month period. The amount of contingent cash interest payable per Security in respect of any six-month period will equal the greater of (a) cash dividends paid by the Company per share on the Common Stock during that six-month period multiplied by the number of shares of Common Stock issuable upon conversion of a Security and (b) 0.125% of the Average Note Price for the five trading days ending on the second trading day immediately preceding such six-month period.

          9. Triggers for Contingent Conversion Rights:

             (a) Common Stock Price. The average Sale Price of the Common Stock for the 20 trading days immediately prior to the conversion date is at least a specified percentage, beginning at 120% upon issuance and declining 1/2% each year thereafter until it reaches 110% at maturity, of the Accreted Value of the Security as of such date of conversion, divided by the conversion rate;

          (b) Credit Ratings. The credit rating assigned to the Securities by either Moody's or S&P is below Baa3 or BBB-, respectively, or any one of these rating services withdraws its long-term credit rating assigned to the Securities;

          (c) Redemption of Securities. If the Securities are called for redemption, at any time prior to the close of business on the business day prior to the redemption date; or

          (d) Occurrence of Specified Corporate Transactions. If the Company elects to:

               (i) distribute to all holders of Common Stock certain rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at a purchase price less than the Sale Price at the time of such distribution; or

               (ii) distribute to all holders of Common Stock assets, debt, securities or certain rights to purchase our securities, which distribution has a per share value as determined by the Company's board of directors exceeding 15% of the Sale Price of Common Stock on the day preceding the declaration date for such distribution; or

               (iii) become a party to a consolidation, merger or binding share exchange pursuant to which Common Stock would be converted into cash, securities or other property, in which case a holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction.

          For the purposes of this Schedule I, the "Sale Price" of Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported on the Nasdaq Stock Market.

          For the purposes of this Schedule I, "Accreted Value" means, at any date of determination, (1) prior to such time as the Securities are converted to cash pay notes, the sum of (x) the initial offering price of each Security and
(y) the portion of the excess of the principal amount of each Security over such initial offering price which shall have been amortized by the Company in accordance with GAAP through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each April 10 and October 10 at the rate of 1.25% per annum from the issue date through the date of determination computed on the basis of a 360-day year of twelve 30-day months and (2) at or after such time as the notes are converted to cash pay notes, the Restated Principal Amount.

                                   SCHEDULE II

                  AMOUNT OF INITIAL SECURITIES TO BE PURCHASED

                                                           Principal Amount at
                                                         Maturity of Securities
Underwriter                                                 to be Purchased
-----------                                              ----------------------

Credit Suisse First Boston Corporation .................       $481,150,000
Salomon Smith Barney Inc. ..............................       $481,150,000

                                                         ----------------------
TOTAL:                                                         $962,300,000
                                                         ----------------------

                                      II-1